Exhibit 99.3

Employee Form

LIFETOUCH INC

PERFORMANCE-BASED PHANTOM STOCK UNIT AGREEMENT

Full Name of Participant: Michael Meek
Maximum No. of Units Covered: 30,135	Date of Grant: September 29, 2017
Maturity Date: September 29, 2021
Expected Distribution Date: December 15, 2021

PERFORMANCE UNITS EARNED — OPERATING INCOME

Below Plan*	Plan*	Stretch*	Maximum*
0	6,027	12,054	18,081

* See Paragraph 3 for performance requirements

PERFORMANCE UNITS EARNED — REVENUE

Below Plan**	Plan**	Stretch**	Maximum**
0	4,018	8,036	12,054

** See Paragraph 4 for performance requirements

This is a PERFORMANCE-BASED PHANTOM STOCK UNIT AGREEMENT (“Agreement”) between Lifetouch Inc., a Minnesota corporation (the “Company”), and Michael Meek (the “Participant”) effective as of September 29, 2017.

RECITALS

WHEREAS, the purpose of this Agreement is to provide an award (the “Award”) to a select key employee of the Company and its subsidiaries (“Subsidiaries”) in the form of phantom stock units; and

WHEREAS, the Company’s Board of Directors or a committee appointed by the Board (collectively herein referred to as the “Board”) has determined that the Participant is eligible to receive an Award in the form of phantom stock units, and has set the terms and conditions of such Award in this Agreement.

NOW, THEREFORE, the Company hereby grants this Award to the Participant under the following terms and conditions:

TERMS AND CONDITIONS

1.

Grant. The Company hereby grants to the Participant up to 30,135 units (the “Units”). Each Unit is intended to represent a phantom share of the Company’s stock (“Stock”) as defined in the Lifetouch Inc. Employee Stock Ownership Plan (“ESOP”). This Award is an unfunded deferred compensation arrangement for a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 40l(a)(l) of the Employee Retirement Income Security Act of 1974 (“ERISA”) and 29 C.F.R. 2520.104-23(b)(2), and is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations issued thereunder.

2.

Fair Market Value. The “Fair Market Value” of each Unit as of any Distribution Date (as defined below) is equal to the per share valuation of the Company’s Stock as of the last day of the Company’s fiscal year immediately preceding the Distribution Date. The Fair Market Value will be equal to the independent appraiser’s valuation of the Stock determined in connection with the Company’s ESOP valuation. Notwithstanding the foregoing, if the Distribution Date occurs on or after a Change in Control, the Fair Market Value of a Unit on such Distribution Date shall be the fair market value of the shares of the Company’s Stock calculated as of the date of such Change in Control rather than as of the immediately preceding Company fiscal year end.

3.	Earned Units – Operating Income. The actual Earned Units is based on corporate performance with respect to Operating Income in the fiscal year of the grant.

“Plan” for this purpose is set by the Company in an amount and manner as it determines in its sole discretion.

The performance requirements to meet receive payout at the “Plan”, “Stretch”, and “Maximum” levels are the same as those defined in the Participant’s Management Incentive Plan (MIP).

The number of units earned under “Stretch” in the Performance Units Earned—Operating Income on page 1 will be considered Earned Units in the event of a Change in Control as defined in paragraph 7(c).

4.	Earned Units – Revenue. The actual Earned Units is based on corporate performance with respect to Revenue in the fiscal year of the grant.

“Plan” for this purpose is set by the Company in an amount and manner as it determines in its sole discretion.

The performance requirements to meet receive payout at the “Plan”, “Stretch”, and “Maximum” levels are the same as those defined in the Participant’s Management Incentive Plan (MIP).

The number of units earned under “Stretch” in the Performance Units Earned—Revenue on page 1 will be considered Earned Units in the event of a Change in Control as defined in paragraph 7(c).

5.	Vesting. Unless the Participant has engaged in an Act of Forfeiture as defined in paragraph 11 below, the Earned Units shall vest as follows:

(a)

The Earned Units shall vest with respect to twenty-five percent (25%) of the total number of Earned Units subject to this Award on the first, second and third anniversaries of the date of grant and with respect to the remaining Earned Units, on the fourth anniversary of the date of grant.

(b)

The Earned Units will vest only while the Participant remains employed with the Company or its Subsidiaries or is a member of the Board. The Earned Units will cease to vest upon the Participant’s Separation from Service as defined in paragraph 7(d).

(c)

One hundred percent (100%) of the Earned Units will vest in the event of Participant’s death or Disability. However, for a death or Disability during the fiscal year including the Date of Grant, the number of Earned Units will not be determined until calculated following the end of the fiscal year.

(d)

One hundred percent (100%) of the Earned Units will vest in the event of an involuntary termination without cause or voluntary termination for good reason following a Change in Control as defined in paragraph 7(c).

(i)

To the extent that the Participant has a written employment agreement with the Company, “Cause” for purposes of this Plan means the same as under such employment agreement. If, at the time of termination, the Participant does not have a written employment agreement with the Company, “Cause” for purposes of this Plan means any one of the following events, as determined by the Company in its sole discretion:

(1) Your willful and/or repeated failure or refusal to perform or observe your duties, responsibilities and obligations to Company;

(2) Any breach of your duty of loyalty or fiduciary duties to Company;

(3) Use of alcohol or other drugs in a manner which affects the performance of your duties, responsibilities and obligations to the Company;

(4) Conviction or a plea of nolo contendere for a felony or of any crime involving theft, misrepresentation, fraud, or moral turpitude; or

(5) Commission by you of any other willful or intentional act which could reasonably be expected to injure the reputation, business or business relationships of you, and/or a Lifetouch Company.

(ii)

Good reason is defined as the event of a material diminishment by the Company of the Executive’s rights hereunder, including a reduction in base salary, a material reduction in fringe benefits (except as such shall apply generally to all of the Company’s senior management), a relocation of the Executive’s principal place of business by more than 50 miles, or another material breach of this Agreement by the Company.

(e)

In the event of Retirement as defined in paragraph 7(b), the percentage of the Earned Units that will be considered vested will be calculated as follows: the total number of Earned Units above, multiplied by a fraction, the numerator of which is the number of full months of participation by the Participant from July 1 of the year the units were granted to the Retirement date and the denominator is forty-eight (48). This paragraph 5(e) is instead of the vesting rule under paragraph 5(a) above, not in addition to it. However, for a Retirement during the fiscal year including the Date of Grant, the number of Earned Units will not be determined until calculated following the end of the fiscal year.

6.	Distribution.

(a)

On the Distribution Date (as determined under paragraph (b) below), the Company will redeem all vested Earned Units in exchange for a cash payment equal to the Fair Market Value of such Earned Units on the Distribution Date. Any Earned Units that have not vested on the Distribution Date shall be canceled for no consideration.

(b)	The Distribution Date for any vested Earned Units shall be the earliest of the following dates:

(i)

December 15th immediately following the Participant’s Separation from Service, including as a result of death, Disability, or Retirement (provided that, for any Separation from Service from the Grant Date to December 15, 2017, the Distribution Date will be December 15, 2018);

(ii)	December 15, 2021.

7.	Definitions. When the following terms are used in this Agreement, they shall have the following meanings:

(a)

Disability – the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months and in which the Participant is receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company. The term Disability shall at all times be interpreted in a manner to comply with Section 409A of the Code.

(b)	Retirement – a Separation from Service after the Participant has met retirement definition as stated in the Lifetouch Employee Stock Ownership Plan Document.

(c)

Change in Control – a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company as determined in accordance with Treasury Regulation Section 1.409A-3(i)(5).

(d)	Separation from Service – a severance of Participant’s employment and Board relationship with the Company and all affiliates for any reason.

(i)

Whether a separation from service has occurred is determined under Section 409A of the Code and Treasury Regulation Section 1.409A-l(h) (i.e., whether the facts and circumstances indicate that the Company and its Subsidiaries and the Participant reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the Participant would perform after such date (whether as an employee or independent contractor) would permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding thirty-six (36) month period (or the full period of services to the Company and its Subsidiaries if the Participant has been providing services to the Company and its Subsidiaries less than thirty-six (36) months)).

(ii)

Separation from Service shall not be deemed to occur while the Participant is on military leave, sick leave or other bona fide leave of absence if the period of leave does not exceed six (6) months or, if longer, so long as the Participant retains a right to reemployment with the Company or an affiliate under an applicable statute or by contract. For this purpose, a leave is bona fide only if, and so long as, there is a reasonable expectation that the Participant will return to perform services for the Company or an affiliate. Notwithstanding the foregoing, a twenty-nine (29) month period of absence will be substituted for such six (6) month period if the leave is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months where such impairment causes the Participant to be unable to perform the duties of his or her position of employment or any substantially similar position of employment.

8.

Limitation on Transfer. The Earned Units may not be assigned or transferred other than by will or the laws of descent and distribution, and shall not be subject to pledge, hypothecation, execution, attachment or similar process.

9.

Equitable Adjustment. The Board shall make appropriate adjustments in the number of Earned Units subject to this Award to avoid any inequitable effect to the Participant of any adjustments made in the number of outstanding shares of the Company through a merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split or other relevant change; provided that, fractional Earned Units shall be rounded to the nearest whole Earned Unit.

10.	Tax Withholding. The Company shall have the right to withhold from any cash payment under this Agreement an amount sufficient to cover any required withholding taxes.

11.

Forfeitures. If the Participant has engaged in an Act of Forfeiture, the Company, by action of the Board, shall have the right to (i) cancel the Award and all Earned Units will be forfeited (the “Cancellation Right”) and (ii) recoup the value of any Awards and all Earned Units previously paid. If one or more Distribution Dates have already occurred, the Participant shall return to the Company all amounts paid to the Participant with respect to any Earned Units redeemed. An Act of Forfeiture shall exist if the Participant (i) has engaged in competition with the Company or any of its Subsidiaries during the term of the Participant’s employment with the Company or its Subsidiaries or within one year after the termination of such employment or distribution of this Award (the “Applicable Period”) that the Board concludes is detrimental to the Company or its Subsidiaries, (ii) has made an unauthorized disclosure of material non-public or confidential information of the Company or any of its Subsidiaries during the Applicable Period, or (iii) has engaged in conduct reflecting dishonesty during the Applicable Period.

In addition, the Board may terminate this Award and forfeit all Earned Units prior to maturity if it determines that the Participant has engaged or intends to engage in the activities described in (i)-(iii) above.

The decision to exercise the Company’s rights under this paragraph 11 will be based solely on the judgment of the Board, in its sole and complete discretion, given the facts and circumstances of each particular case.

Such Cancellation Right may be exercised by the Board within ninety (90) days after the Board’s discovery of an occurrence of an Act of Forfeiture (but in no event later than fifteen (15) months after the Participant’s termination of employment with the Company and its Subsidiaries). The Company’s rights under this paragraph 11 will be deemed to be exercised upon the Company’s mailing written notice of such exercise, postage prepaid, addressed to the Participant at the Participant’s most recent home address as shown on the personnel records of the Company.

12.

Interpretation of This Agreement. All decisions and interpretations made by the Board with regard to any question arising hereunder or under this Agreement shall be binding and conclusive upon the Company and the Participant.

13.

Discontinuance of Employment. This Agreement shall not give the Participant a right to continued employment with the Company or any Subsidiary, and the Company may terminate Participant’s employment and otherwise deal with the Participant without regard to the effect it may have upon Participant under this Agreement.

14.	Business Day. If a Distribution Date falls on a non-business day, any action affected by that date may take place on the next following business day.

15.	Binding Effect. This Agreement shall be binding in all respects on the heirs, representatives, successors and assigns of the Participant.

16.	Choice of Law. This Agreement is entered into under the laws of the State of Minnesota and shall be construed and interpreted thereunder (without regard to its conflict of law principles).

17.	Notice. All notices, requests, demands and other communications hereunder shall be given in writing and shall be:

(a)	personally delivered;

(b)	sent by facsimile transmission or other electronic means of transmitting written documents; or

(c)

sent to the parties at their respective addresses indicated herein by registered or certified U.S. mail, return receipt requested and postage prepaid, or by private overnight mail courier service. The respective address to be used for all such notices, demands or requests are as follows:

If to Participant, to Participant’s address of record with the Company, or to such other person or address as Participant shall furnish to the Corporate Secretary or Chief Financial Officer in writing.

If to Company, to:

Lifetouch Inc.

11000 Viking Drive, Suite 400

Eden Prairie, MN 55344

AT1N: Corporate Secretary or Chief Financial Officer

If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted pursuant to this paragraph, such communication shall be deemed delivered the next business day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt; and if sent by U.S. mail pursuant to this paragraph, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. Any party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this paragraph.

18.

Savings Clause. This Agreement is intended to comply with the requirements of lnternal Revenue Code Section 409A. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective in complying with Section 409A, but if any provision of this Agreement is found to violate Section 409A or any other law, then such provision will be modified to comply with Section 409A or such other law in such manner as to most closely reflect the Company’s intention. All remaining provisions of this Agreement will remain in full force and effect.

19.

Claims Procedure. The Participant, or a beneficiary following the Participant’s death (or the individual’s authorized representative), may make a claim for benefits under this Agreement by filing a written request with the Board. The claim will be determined by the Board within ninety (90) days after the receipt of the written claim (unless the Board extends the period for up to an additional ninety (90) days).

(a)

Notice of the Board’s decision will be communicated to the claimant in writing. If the claim is denied, the notice will include the specific reasons for the denial (including reference to pertinent provisions of this Agreement), a description of any additional material or information necessary for the Company to reconsider the claim, the reasons for any of such additional material or information, and an explanation of the review procedure.

(b)

The claimant or a duly authorized representative may, within sixty (60) days after receiving such written notice, request in writing that the Company review its decision. The Company will afford the claimant or a duly authorized representative the opportunity to review all pertinent documents and submit issues and comments in writing. The Chief Executive Officer will render a review decision in writing within sixty (60) days after receipt of request for review (unless the Chief Executive Officer extends the review period for up to an additional sixty (60) days). The review will be conducted in accordance with the rules and regulations adopted from time to time by the Company.

(c)

To the extent a claim involves an issue regarding the claimant’s disability status, the foregoing claims procedure will be modified to the extent necessary to comply with any applicable regulations of the Department of Labor.

(d)

Exhaustion of the foregoing claims procedure is required before the claimant may commence a legal action on the claim for benefits pursuant to ERISA. Any such legal action must be commenced within six (6) months following the denial of the review of the claim pursuant to subparagraph (b).

IN WITNESS WHEREOF, the Participant and the Company have executed this Agreement as of the 27 day of October, 2017.

	LIFETOUCH INC.	PARTICIPANT

By	/s/ Martin Bassett	/s/ Michael Meek
Its CHAIR, COMPENSATION COMMITTEE		Participant